As filed with the Securities and Exchange Commission on June 30, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ALEXION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3648318
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

352 Knotter Drive, Cheshire, CT	6410
(Address of Principal Executive Offices)	(Zip Code)
Alexion Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan
Alexion Pharmaceuticals, Inc. Amended and Restated 2004 Incentive Plan
(Full title of the plan)

John B. Moriarty, Jr., Esq.
Executive Vice President, General Counsel
Alexion Pharmaceuticals, Inc.
352 Knotter Drive
Cheshire, Connecticut 06410
(Name and address of agent for service)
(203) 272-2596
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
2015 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	1,000,000 shares	(2)	$153.40	(3)	$153,400,000	(3)	$17,826.00
Amended and Restated 2004 Incentive Plan Common Stock, $0.0001 par value per share	5,792,438 shares	(4)	$117.60	(5)	$681,190,709	(5)	$79,155.00
Amended and Restated 2004 Incentive Plan Common Stock, $0.0001 par value per share	10,800,000 shares	(6)	$180.47	(7)	$1,949,076,000	(7)	$226,483.00
TOTALS	17,592,438 shares				$2,783,666,709		$323,464.00

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement also covers an indeterminate number of additional shares of common stock of Alexion Pharmaceuticals, Inc. (the “Registrant”), par value $0.0001 per share (the “Common Stock”), that may issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2) Represents shares of Common Stock reserved for issuance pursuant to future awards under the Registrant’s 2015 Employee Stock Purchase Plan (the “ESPP”).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, based upon a 15% discount from the average of the high and low prices of the Common Stock as reported by the Nasdaq Global Select Market on June 29, 2015 of $183.55 and $177.38, respectively. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the Common Stock on (i) date an option is granted under the ESPP, which will be the first day of the applicable offering period or (ii) the exercise date, which will the last day of the applicable offering period.

(4) Represents shares of Common Stock reserved for issuance upon the exercise of unexercised options to purchase shares of Common stock (the “Options”) previously issued under the Registrant’s Amended and Restated 2004 Incentive Plan (the “2004 Plan”).

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, based upon the weighted average exercise price of the Options of $117.60.

(6) Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2004 Plan.

(7)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq Global Select Market on June 29, 2015 of $183.55 and $177.38, respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers 1,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Alexion Pharmaceuticals, Inc. (the “Registrant”) that may be issued and sold pursuant to the Registrant’s 2015 Employee Stock Purchase Plan (the “ESPP”). At the Registrant’s Annual Meeting of Stockholders held on May 12, 2010 and Annual Meeting of Stockholders held on May 6, 2013, the Registrant’s stockholders approved amendments to Registrant’s Amended and Restated 2004 Incentive Plan (the “2004 Plan”) to increase the number of shares of Common Stock that may be issued pursuant to awards under the 2004 Plan. In addition to the registration of 10,800,000 shares of Common Stock currently reserved for issuance pursuant to future awards under the 2004 Plan, this Registration Statement registers an additional 5,792,438 shares of Common Stock issuable upon the exercise of options to purchase shares of Common stock that were previously granted by the Registrant, but that the Registrant has not previously registered.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants of the ESPP and the 2004 Plan, as applicable, as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
.
We incorporate by reference herein the following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 6, 2015;

(b)	the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on April 24, 2015;

(c)	the Registrant’s Current Reports on Form 8-K filed on January 7, 2015, January 29, 2015, March 16, 2015, March 26, 2015, April 7, 2015, May 6, 2015, May 12, 2015 and June 23, 2015; and

(d)
the description of the Common Stock, which is contained in the Registrant’s registration statement on Form 8-A filed by the Registrant with the SEC under Section 12 of the Exchange Act on February 21, 1997, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”), empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.

In accordance with Section 145 of the DGCL, Section EIGHTH of the Registrant’s Certificate of Incorporation, as amended (the “Charter”), provides that the Registrant shall indemnify each person who is or was a director, officer, employee or agent of the Registrant (including the heirs, executors, administrators or estate of such person) or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted. The indemnification provided by the Charter shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant. Section NINTH of the Charter provides that the Registrant’s directors shall not be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

For the list of exhibits, see the Exhibit Index to this Registration Statement which is incorporated by reference into this Item.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cheshire, State of Connecticut, on this 30th day of June, 2015.

ALEXION PHARMACEUTICALS, INC.

By:	/s/ David Hallal
David Hallal Chairman and Chief Executive Officer Dated: June 30, 2015

By:	/s/ Vikas Sinha
Vikas Sinha, M.B.A., C.A. Executive Vice President and Chief Financial Officer Dated: June 30, 2015

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Hallal and Vikas Sinha, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Alexion Pharmaceuticals, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ David Hallal	Chief Executive Officer and Director (principal executive officer)	June 30, 2015
David Hallal

/s/ Vikas Sinha	Executive Vice President and Chief Financial Officer (principal	June 30, 2015
Vikas Sinha, M.B.A., C.A., C.P.A.	financial officer)

/s/ Scott Phillips	Senior Vice President, Corporate Controller and Chief Accounting	June 30, 2015
Scott Phillips, C.P.A.	Officer (principal accounting officer)

/s/ Leonard Bell	Chairman of the Board of Directors	June 30, 2015
Leonard Bell, M.D.

/s/ David R. Brennan	Director	June 30, 2015
David R. Brennan

/s/ M. Michele Burns	Director	June 30, 2015
M. Michele Burns

/s/ Christopher J. Coughlin	Director	June 30, 2015
Christopher J. Coughlin

/s/ John T. Mollen	Director	June 30, 2015
John T. Mollen

/s/ R. Douglas Norby	Director	June 30, 2015
R. Douglas Norby

/s/ Alvin S. Parven	Director	June 30, 2015
Alvin S. Parven

/s/ Andreas Rummelt	Director	June 30, 2015
Andreas Rummelt, Ph.D.

/s/ Ann Veneman	Director	June 30, 2015
Ann Veneman

EXHIBIT INDEX

Exhibit

4.1	Certificate of Incorporation (previously filed as Exhibit 3.1 to the registration statement on Form S-3 filed on September 2, 2005 (File No. 333-128085) and incorporated herein by reference).

4.2
Certificate of Amendment of the Certificate of Incorporation (previously filed as Exhibit 3.2 to the Annual Report on Form 10-K filed on February 2, 2012 (File No. 000-27756) and incorporated herein by reference).

4.3	Amended and Restated By-laws (previously filed as Exhibit 3.1 to the quarterly report on Form 10-Q filed on October 25, 2013 (File No. 000-27756) and incorporated herein by reference).

4.4	Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the registration statement on Form S-1 (File No. 333-00202) and incorporated herein by reference).

4.5*	Alexion Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan.

4.6
Alexion Pharmaceuticals, Inc. Amended and Restated 2004 Incentive Plan (previously filed as Exhibit 10.14 to the Annual Report on Form 10-K filed on February 10, 2014 (File No. 000-27756) and incorporated herein by reference).

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page in Part II).
______________
* Filed herewith.